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                                                                 EXHIBIT 23.1


                      CONSENT OF PEDERSEN & HOUPT, P.C.

     Pedersen & Houpt, P.C. hereby consents to all references made to it in Amendment No. 1 to the Registration Statement on Form S-1 of Wireless Broadcasting Systems of America, Inc., as filed with the Securities and Exchange Commission on October 1, 1996.



                         Pedersen & Houpt, P.C.





Chicago, Illinois
October 1, 1996